                                                                      Exhibit 32

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of GenTek Inc. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard R. Russell, as Chief Executive Officer of the Company, and Matthew M. Walsh, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Richard R. Russell
--------------------------------------
    Richard R. Russell
    Chief Executive Officer
    March 16, 2005


/s/ Matthew M. Walsh
--------------------------------------
    Matthew M. Walsh
    Chief Financial Officer
    March 16, 2005

This certification accompanies the Report pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to GenTek Inc. and will be retained by GenTek Inc. and furnished to the Securities and Exchange Commission or its staff upon request.